================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              First Hawaiian Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                  [LOGO OF FIRST HAWAIIAN, INC. APPEARS HERE]

                                 P.O. Box 3200
                            Honolulu, Hawaii 96847



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


TO THE STOCKHOLDERS OF FIRST HAWAIIAN, INC.

       The Annual Meeting of the Stockholders of First Hawaiian, Inc. (the "Corporation") will be held on April 16, 1998 at 9:30 o'clock A.M. in the 30th floor Board Room of First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, for the following purposes:

       1. To elect 5 directors for a term of 3 years until the Annual Meeting of Stockholders in 2001, or until their successors are elected and qualified.

       2. To fix the total number of Directors at 15.

       3. To approve the 1998 Stock Incentive Plan.

       4. To elect the Auditor of the Corporation.

       5. To transact such other business as may properly be brought before the meeting and any adjournments thereof.

       Only stockholders of record at the close of business on February 20, 1998, will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS:

                                       Herbert E. Wolff
                                       Senior Vice President and Secretary

Dated: March 4, 1998

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON IF YOU WISH TO DO SO.

                  [LOGO OF FIRST HAWAIIAN, INC. APPEARS HERE]

                                 P.O. Box 3200
                            Honolulu, Hawaii 96847


                                PROXY STATEMENT

       This proxy statement is furnished in connection with the solicitation by the Board of Directors of First Hawaiian, Inc. (the "Corporation") of proxies to be used in the voting at the Annual Meeting of Stockholders of the Corporation to be held on April 16, 1998, and any adjournments thereof.

       The annual report of the Corporation, containing consolidated financial statements at and for the year ended December 31, 1997, is being mailed to all stockholders simultaneously with the mailing of this proxy statement. This proxy statement and the form of proxy are first being distributed to stockholders on or about March 4, 1998.

       First Hawaiian, Inc. is a holding company for First Hawaiian Bank (the "Bank"), First Hawaiian Creditcorp, Inc., FHL Lease Holding Company, Inc., FHI International, Inc., and Pacific One Bank.

                       OUTSTANDING SHARES; VOTING RIGHTS

       At the close of business on February 20, 1998 (the "record date") there were 31,132,989 shares of common stock (the "Common Stock") of the Corporation outstanding. Each outstanding share is entitled to one vote on each matter submitted to a vote of stockholders; there is no cumulative voting.

       The following table sets forth information as of the record date for each person known by the Corporation to be the beneficial owner of more than 5% of the Common Stock:

              Name and                                             Amount and
             Address of                                             Nature of              Percent
             Beneficial                                            Beneficial                 of
                Owner                                               Ownership               Class
             ----------                                         ----------------           -------
David M. Haig, Fred C. Weyand, Paul Mullin Ganley and           7,900,000 shares            25.37
Walter A. Dods, Jr., as Trustees under the Will and of the
Estate of S.M. Damon, 999 Bishop Street,
Honolulu, Hawaii 96813/(1)/

Trust and Investments Division, First Hawaiian Bank,            2,558,448 shares/(2)/        8.22
P.O. Box 3200, Honolulu, Hawaii 96847

Alexander & Baldwin, Inc., 822 Bishop Street                    1,692,894 shares             5.43
Honolulu, Hawaii 96813/(3)/

The Capital Group Companies, Inc.                               1,679,800 shares             5.39
333 South Hope Street
Los Angeles, CA 90071/(4)/

-------------
/(1)/ Messrs. Haig, Weyand, Ganley and Dods are Directors of the Corporation.
      Mr. Dods is the Chairman and Chief Executive Officer of the Corporation. The Trustees have shared voting and investment power as to shares owned by the Damon Estate.
/(2)/ The shares held by the Trust and Investments Division in fiduciary accounts include: 1,058,150 shares as to which it has sole voting power and 974,186 shares as to which it has sole investment power; 1,276,666 shares as to which it has shared voting power and 1,330,688 shares as to which it has shared investment power; 224,632 shares as to which sole voting power is retained by the settlors of the trusts; and 254,574 shares as to which sole investment power is held by outside investment advisers.
/(3/) Mr. John C. Couch, a Director of the Corporation,is the Chairman of the
      Board of Directors of Alexander & Baldwin,Inc. Alexander & Baldwin, Inc. has sole voting and investment power as to shares shown in the above table.
/(4)/ The Capital Group Companies, Inc. disclaims investment or voting power over securities reported but may be deemed to"beneficially own" such securities by virtue of Rule 13d-3 under the Investment Advisers Act of 1934.

                                 PROXY VOTING

       Proxies in the accompanying form duly executed and received by the Corporation at any time before the Annual Meeting, and not revoked or superseded before being voted, will be voted at the Annual Meeting. Where a specification is indicated in the proxy, it will be voted in accordance with the specification. Where no specification is indicated, the proxy will be voted in accordance with the recommendations set forth in this Proxy Statement and in the discretion of the proxies named therein on all other matters properly to come before the meeting or any adjournment thereof.

       Proxies in the accompanying form may be revoked or superseded at any time before they are voted by a proxy of a later date, or by written notification received by the Secretary of the Corporation prior to the Annual Meeting. Attendance in person at the Annual Meeting does not of itself revoke a proxy previously given, but any stockholder who attends the Annual Meeting in person is free to revoke any proxy previously given and vote his or her shares in person.

       The Corporation will pay the cost of solicitation of proxies for the Annual Meeting. In addition to solicitation by use of the mails, proxies may be solicited personally or by telephone, facsimile or telegraph by certain officers and regular employees of the Corporation, who will not receive any added compensation for so doing. The Corporation may reimburse brokers and others holding shares in their names as nominees for their expenses in sending proxy material to beneficial owners.

                             ELECTION OF DIRECTORS

       The Bylaws of the Corporation provide that the Board of Directors is divided into 3 equal classes of Directors. Each class of Directors is elected to serve a 3 year staggered term, with the term of one class expiring at each Annual Meeting. The total number of Directors on the current Board is fixed at
15. The Board of Directors recommends that the stockholders again fix the total number of Directors at 15.

       Directors are elected by a plurality of the votes cast by the holders of the Corporation's Common Stock at the Annual Meeting at which a quorum is present. Under the Corporation's Certificate of Incorporation and Bylaws and under Delaware law, abstentions and broker non-votes will not have the effect of votes in opposition to election of a Director.

       Proxies in the accompanying form will (unless a contrary direction is indicated on the proxy) be voted to elect the nominees named below (who have been nominated by the present Board of Directors) as Directors to serve subject to the Certificate of Incorporation and Bylaws of the Corporation. If elected, each will serve for a term of 3 years or until a successor is duly elected and qualified.

       If any of the nominees listed are not available for election at the Annual Meeting (a contingency which the Board of Directors of the Corporation does not now foresee), the Board of Directors intends to recommend the election of such other persons as the Board may select in order to fill the vacancies. Proxies in the accompanying form will be voted for the election of such other persons unless authority to vote the proxies in the election of Directors has been withheld.

       The nominees designated by the Board of Directors are named below, with brief statements setting forth their present principal occupations and other information, including directorships in public companies:



              Nominees for a Term of                                  Shares of Common            Percent
                   Three Years                                     Stock of the Corporation        of
             Until the Annual Meeting                                 Beneficially Owned
              of Stockholders in 2001                                at February 20, 1998         Class
            -------------------------                              ------------------------      ------
Dr. Julia Ann Frohlich, 57, has been a Director                        1,200                        *
of the Corporation since 1992 and a Director of
the Bank since August, 1991. She has been a
Director of First Hawaiian Creditcorp, Inc.
since 1990, and FHL Lease Holding Company, Inc.
from 1990 to June 1, 1997. She has been President
of the Blood Bank of Hawaii since 1985.

              Nominees for a Term of              Shares of Common
                   Three Years                 Stock of the Corporation    Percent
             Until the Annual Meeting             Beneficially Owned          of
              of Stockholders in 2001            at February 20, 1998       Class
            -------------------------          ------------------------    -------
John A. Hoag, 65, was President of the                 38,953                 *
Corporation from 1991 until April 20, 1995
and was an Executive Vice President of the
Corporation from 1982 to 1991. He has been
a Director of the Corporation since 1991.
He has been a Director of the Bank since
October, 1989. From 1989 until June 30,
1994, Mr. Hoag was President of the Bank;
from that date until his date of retirement,
June 1, 1995, he was Vice Chairman of the Bank.
He has been with the Bank since 1960. His
reported beneficial ownership of the Common
Stock includes 19,020 shares in his wife's
revocable living trust as to which Mr. Hoag
disclaims beneficial ownership and 1,795
shares held jointly with his wife. Mr. Hoag is
Chairman of the Board of Hawaii Reserves, Inc.,
a land management corporation, and he is on the
Board of Castle Medical Center.

Bert T. Kobayashi, Jr., 57, has been a Director         4,640                 *
of the Corporation since 1991 and a Director of
the Bank since 1974.  He is a principal  of the
law firm of Kobayashi,  Sugita  & Goda.  He is
a  Director  of  Schuler  Homes,  Inc.,  a land
development  company.  His reported beneficial
ownership of common stock includes 589 shares
held in his wife's IRA  account  and 1,325
shares  held in his wife's RLT as to which
he disclaims ownership.

Fred C. Weyand, 81, has been a Director of the      7,921,710               25.44
Corporation since 1986 and a Director of the
Bank since 1981. He was Vice President of the
Corporation from 1976 to 1982; Senior Vice
President of the Bank from 1980 to 1982 and
Corporate Secretary from 1978 to 1981. He
served as a commissioned officer in the
United States Army from 1940 to 1976 and held
the office of Chief of Staff from 1974 to 1976.
He is a Trustee under the Will and of the
Estate of S.M. Damon. His reported beneficial
ownership of the Common Stock includes
7,900,000 shares owned by the Estate of
S.M. Damon as to which he shares voting and
investment powers and 11,710 shares in his
wife's revocable living trust as to
which he shares voting and investment powers.

Robert C. Wo, 72, was a Director of the                15,349                 *
Corporation from 1974 to 1989
and again since 1992 and has been a
Director of the Bank since 1963. He has been
President and Secretary of BJ Management
Corp., a management consulting company,
since 1979. He has been Chairman of C.S.
Wo & Sons, Ltd., a manufacturer and
retailer of home furnishings, since 1973.
His reported beneficial ownership of
the Common Stock includes 8,000 shares in
the Betty and Bob Wo Foundation as to
which he shares voting and investment
powers, and 300 shares held jointly with
his wife.

*The percentage of shares beneficially owned, including shares that can be acquired within 60 days through the exercise of stock options, does not exceed 1% of the shares currently outstanding.

       Each of the foregoing nominees attended 75% or more of the combined total number of meetings held during 1997 of the Board and Committees on which he sits. The Board of Directors met 12 times in 1997.

       The Board of Directors recommends a vote to fix the total number of Directors at 15 and a vote FOR the above nominees.

             DIRECTORS CONTINUING IN OFFICE AND EXECUTIVE OFFICERS

       The Directors continuing to serve on the Board of Directors, pursuant to their prior elections, and the named executive officers listed in the Summary Compensation Table below, are listed here. The Directors will serve subject to the Certificate of Incorporation and the Bylaws of the Corporation until the annual meeting of stockholders in the year shown parenthetically after each name and until their respective successors have been duly elected and qualified.

                                                Shares of Common
                                             Stock of the Corporation       Percent
                                                Beneficially Owned            of
      Directors Continuing to Serve            at February 20, 1998         Class
      -----------------------------          ------------------------       -------

John W. A. Buyers, 70, (2000) has been a              2,012                   *
Director of the Corporation since 1994
and a Director of the Bank since 1976.
He has been Chairman of the
Board and Chief Executive Officer of C.
Brewer and Company, Limited, a diversified
agribusiness and specialty food company,
since 1992. From 1982 to 1992, he was
Chairman and President of C. Brewer and
Company, Limited, Hawaii's oldest company.
From 1975 to 1982, he was President and
Chief Executive Officer of C. Brewer and
Company, Limited. From 1971 to 1975,
Mr. Buyers was President and Chief
Executive Officer of General
Waterworks Company in Philadelphia,
Pennsylvania. Since 1986, he has been
Chairman of Mauna Loa Resources, the
managing general partner of Mauna Loa
Partners, a master limited partnership
trading on the New York Stock Exchange.
The partnership is engaged in agribusiness.
In 1993, he was elected Chairman of
C. Brewer Homes, Inc., a publicly-traded
real estate development company. He is
also a Director of John B. Sanfilippo &
Sons, Inc. located in Elk Grove Village,
Illinois.

John C. Couch, 58, (2000) has been a                  9,852                   *
Director of the Corporation since 1991
and a Director of the Bank since 1985.
He has been Chairman of the Board of
Alexander & Baldwin, Inc. ("A&B") since
April 1, 1995 and has been President
and Chief Executive Officer of that
company since April, 1992. He was
President and Chief Operating Officer
of A&B from October, 1985 until April,
1989 and from April, 1991 to March, 1992.
From April, 1989 to December, 1996, he
was Chief Executive Officer of A&B-Hawaii,
Inc., a wholly-owned subsidiary of A&B.
He was President from April, 1989 until
April, 1995, when he became Chairman. He
has been a Director of A&B since 1985.
He was President and Chief Operating
Officer of Matson Navigation Company, Inc.,
a wholly-owned subsidiary of A&B, from January,
1985 to September, 1985 and Executive Vice
President and Chief Operating Officer from
January, 1984 to December, 1984. From April, 1992
to April, 1995, he had been Vice Chairman and
since April, 1995 he has been Chairman of Matson
Navigation Company, Inc. A&B, which is engaged
in ocean transportation, agribusiness,
property development and property management,
holds 1,692,894 shares of Common Stock, as to
which Mr. Couch disclaims beneficial ownership.



                                               Shares of Common
                                            Stock of the Corporation    Percent
                                                Beneficially Owned        of
      Directors Continuing to Serve             at February 20, 1998    Class
      -----------------------------         ------------------------    -------
Walter A. Dods, Jr., 56, (1999) has been            8,274,930             26.57
Chairman of the Board and Chief Executive
Officer of the Corporation and the Bank
since September, 1989. He was President
of the Corporation from March, 1989 to
March, 1991. He was President of the Bank
from November, 1984 to October, 1989 and
has been a Director of the Bank since
1979. He was an Executive Vice President
of the Corporation from 1982 to 1989 and
has been a Director of the Corporation since
1983. He has been with the Bank since 1968.
His reported beneficial ownership of
the Common Stock includes 924 shares held
in his wife's individual retirement
account as to which Mr. Dods disclaims
beneficial ownership, and 105,550 shares
that Mr. Dods has the right to acquire
within 60 days through the exercise of
stock options. He is a Trustee under the
Will and of the Estate of S. M. Damon
and his reported beneficial ownership of
the Common Stock includes 7,900,000
shares owned by the Estate of S. M. Damon
as to which Mr. Dods shares voting and
investment powers. He is a Director of
Alexander & Baldwin, Inc., which holds
1,692,894 shares of the Common Stock, as to
which Mr. Dods disclaims beneficial
ownership. He is a Trustee of Punahou
School, which owns 210,271 shares of the
Common Stock; he has shared voting and
investment powers with respect to such
shares and disclaims beneficial
ownership thereof.

Paul Mullin Ganley, 58, (1999) has been a           7,936,121             25.49
Director of the Corporation since 1991
and a Director of the Bank since 1986. He
is a Trustee under the Will and of the
Estate of S.M. Damon and a partner in
the Carlsmith Ball Wichman Case & Ichiki
law firm. His reported beneficial
ownership of the Common Stock includes
7,900,000 shares owned by the Estate of
S.M. Damon as to which Mr. Ganley shares
voting and investment powers; 19,434
shares in his revocable living trust as to
which he has sole voting and investment
powers; 12,336 shares in a money purchase
pension plan as to which he has sole
voting and investment powers; 4,159 shares
in an individual retirement account as to
which he has sole voting and investment
powers; and 165 shares for which he has
shared voting and investment powers, as
successor trustee.

David M. Haig, 46, (2000) has been a                7,911,967             25.41
Director of the Corporation since 1989
and a Director of the Bank since 1983.
Mr. Haig is a beneficiary and, since 1982,
a Trustee, under the Will and of the
Estate of S. M. Damon. His reported
beneficial ownership of the Common Stock
includes 7,900,000 shares owned by the
Estate of S. M. Damon as to which Mr. Haig
shares voting and investment powers. He is
beneficiary of an HR-10 plan which holds
5,620 shares of the Common Stock as to
which he has sole voting and
investment powers.

Dr. Richard T. Mamiya, 73, (1999) has                   4,476               *
been a Director of the Corporation since
1994 and a Director of the Bank since
1980. He is on the active staff of Queen's
Medical Center for thoracic, cardiovascular,
and general surgery.


                                               Shares of Common
                                            Stock of the Corporation       Percent
                                                Beneficially Owned            of
      Directors Continuing to Serve             at February 20, 1998        Class
      -----------------------------         ------------------------       -------
Dr. Fujio Matsuda, 73, (1999) has been a                3,062                 *
Director of the Corporation since 1987 and
a Director of the Bank since 1985. Since
July 1996, he has been Chairman, Pacific
International Center for High Technology
Research. He was President of the Japan-
America Institute of Management Science
from September 1994 to June 1996. He was
Executive Director of the Research
Corporation of the University of Hawaii
from 1984 until 1994; he was the President
of the University of Hawaii from 1974
to 1984.

Dr. Roderick F. McPhee, 69, (2000) has been            13,387                 *
a Director of the Corporation since 1972,
and a Director of the Bank since 1972. From
1968 through 1994, he was President of
Punahou School, a kindergarten through 12th
grade college preparatory school. Dr. McPhee
was President and ex-officio non-voting
member of the Board of Trustees of Punahou
School, which owns 210,271 shares of
the Common Stock. He has no voting or
investment powers with respect to such
shares and disclaims beneficial ownership
thereof.

George P. Shea, Jr., 59, (1999) has been a              2,545                 *
Director of the Corporation since March,
1993 and the Bank since March, 1989. He was
Chairman, President and Chief Executive
Officer of First Insurance Company of Hawaii,
Ltd. ("First Insurance") from 1988 until his
retirement on March 1, 1995. He was a
Certified Public Accountant with the public
accounting firm, Peat Marwick Mitchell &
Company, from 1965 to 1971 when he joined
First Insurance and was promoted to
Treasurer. He was Vice President, Secretary
and Treasurer of First Insurance from 1978
to 1982 and President and Chief Executive
Officer from 1982 to 1988.

John K. Tsui, 59, (2000) was elected as a              46,726                 *
Director of the Corporation to fill the
unexpired term of Mr. Robert J. Pfeiffer on
July 20, 1995 (Mr. Pfeiffer retired as a
Director of the Corporation on June 30,
1995). He has been a Director of the Bank
since July 1994. He was Executive Vice
President of Bancorp Hawaii, Inc. (now known
as Pacific Century Financial Corporation)
from 1986 to June 1994 and Vice Chairman at
Bank of Hawaii from 1984 to 1994. He became
President and Chief Operating Officer of
First Hawaiian Bank on July 1, 1994. He has
been President of the Corporation since
April 20, 1995. His reported beneficial
ownership of the Common Stock includes
34,660 shares that Mr. Tsui has the right
to acquire within 60 days through the
exercise of stock options, and 250 shares
as Trustee of his daughter's Trust.

              Executive Officers
              ------------------

Donald G. Horner--His reported beneficial              46,592                 *
ownership of the Common Stock includes 24,122
shares that Mr. Horner has the right to
acquire within 60 days through the exercise
of stock options.

Howard H. Karr--His reported beneficial                49,932                 *
ownership of the Common Stock includes
28,620 shares that Mr. Karr has the right
to acquire within 60 days through the
exercise of stock options, and 78 shares
owned by his wife directly or as custodian
as to which he disclaims beneficial
ownership.


                                               Shares of Common
                                            Stock of the Corporation    Percent
                                                Beneficially Owned        of
            Executive Officers                  at February 20, 1998    Class
            ------------------              ------------------------    -------

Gerald M. Pang--His reported beneficial                15,641             *
ownership of the Common Stock includes
13,447 shares that Mr. Pang has the right
to acquire within 60 days through the
exercise of stock options.

Nominees, Directors Continuing to Serve and Executive Officers
--------------------------------------------------------------

Beneficial Ownership of all Nominees,               8,577,159             27.55
Directors, and Executive Officers as a
Group (18 persons).


-----------
*The percentage of shares beneficially owned does not exceed 1% of the shares currently outstanding, including shares that can be acquired within 60 days through the exercise of stock options.

       Each of the foregoing Directors attended 75% or more of the combined total number of meetings held during 1997 of the Board and Committees on which he or she sits. The Board of Directors met 12 times in 1997.

Beneficial Ownership Reporting Compliance

       To the Corporation's knowledge, which is based solely on a review of reports of changes in ownership of the Common Stock as received by the Corporation from directors, executive officers and other persons owning more than 10% of the Common Stock, the Corporation believes that all such reports required to be filed in 1997 and to date in 1998 were timely filed.

Committees of the Board

       Among the standing committees of the Board are the Executive Committee, Executive Compensation Committee and the Joint Audit Committee. The Executive Committee also acts as the Nominating Committee.

       The Executive Committee, acting as the Nominating Committee, advises the Board of Directors with respect to the total number of Directors to be elected to the Board and recommends the persons to be nominated for election as Directors. The Committee will consider nominees recommended by the stockholders for election as Director. Any such recommendation, together with the nominee's qualifications and consent to be considered as a nominee, should be sent to the Secretary of the Corporation in a sufficient time prior to the Annual Meeting of the Corporation's stockholders for the Committee to consider and act upon such recommendation. The Committee, acting as the Nominating Committee, met one time in 1997. It met two additional times for other matters. Its members are Bert T. Kobayashi, Jr. (Chairman), Walter A. Dods, Jr., Fred C. Weyand and Robert C. Wo.

       The Executive Compensation Committee acts upon the executive compensation program of the Corporation and its subsidiaries. The Committee administers the Incentive Plan for Key Executives (the "IPKE"), the Long-Term Incentive Plan (the "LTIP"), the Stock Incentive Plan approved by the stockholders in 1992 and effective November 22, 1991 (the "1991 SIP"), and the Deferred Compensation Plan (the "DCP"). It reviews the performance and salaries of the Corporation's Chief Executive Officer and other senior management officers of the Corporation and its subsidiaries. The Committee also makes recommendations to the Board of Directors with respect to the appropriate senior management compensation structure. The Committee met 5 times in 1997. Its members are Fujio Matsuda (Chairman), John C. Couch, Julia Ann Frohlich, David M. Haig, Richard T. Mamiya and Roderick F. McPhee.

       The Joint Audit Committee, which met 5 times during 1997, determines on behalf of the Board whether the performance and examination of the independent public accounting firm and the Corporation's internal auditor are satisfactory and adequate to meet the Board's supervisory responsibility. The Committee reviews internal auditing reports, the adequacy of internal financial and accounting controls, the work of the external and internal auditors and management's responses to their audit reports and recommendations. It recommends the independent public accounting firm proposed for election as Auditor of the Corporation. It also reviews the Corporation's reports to stockholders and other financial statements. The Committee reviewed and approved the 1997 audit plan. The members of the Joint Audit Committee are George P. Shea, Jr. (Chairman), John W.A. Buyers, Warren

H. Haruki, Howard K. Hiroki, Glenn A. Kaya and Stuart A. Hall. Messrs. Haruki and Hiroki are Directors of the Bank and hold certified public accountant's certificates, as does Mr. Shea. Mr. Kaya is a Director of the Bank and of First Hawaiian Creditcorp, Inc., a subsidiary of the Corporation. Mr. Hall is a Director of Pacific One Bank.

Compensation of Directors

       In 1997, the Corporation paid a quarterly retainer of $3,000 to each member of the Board of Directors who was not an employee of the Corporation or its subsidiaries. All such non-employee members of the Board received a fee of $800 and reimbursement for transportation expenses for each Board meeting attended and $700 for each committee meeting attended. As chairman of the Joint Audit Committee which involves numerous other meetings with the external and internal auditors and evaluation of operations, procedures and controls, Mr. Shea is paid an additional $2,000 per month. For periods after 1996, Directors who are also employees of the Corporation or one of its subsidiaries do not receive Board and committee fees.

       The Corporation has a Directors' Retirement Plan for non-employee Directors of the Corporation and the Bank who are not covered by the Corporation's employees' retirement programs. Following retirement from the Board after reaching age 55 and at least 10 years of service, the retired Director or his or her beneficiary will be entitled to receive monthly payments for a 10 year period at an annual rate equal to one-half of the annual retainer fee in effect at the time of the Director's retirement.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table summarizes the compensation for the Chief Executive Officer and the other four most highly compensated executive officers for the years ended December 31, 1997, 1996 and 1995.


                                                                               Long-Term Compensation
                                                                          -------------------------------
                                          Annual Compensation(1)                 Awards        Payouts(1)
                                   -----------------------------------    -------------------- ----------
         Name                                                  Other
          and                                                 Annual      Restricted Securities              All Other
       Principal                                              Compen-        Stock   Underlying   LTIP        Compen-
       Position           Year     Salary(2)    Bonus(3)     sation(4)     Awards(5)   Options  Payouts(6)   sation(7)
------------------------ -----    ----------    --------     ---------    ---------- ---------- ----------   ---------
Walter A. Dods, Jr.      1997     $851,167      $498,483     $32,054         --       80,000    None         $76,268
  Chairman of the        1996     $825,267      $462,691     $29,463         --       22,000    None         $78,500
  Board of Directors,    1995     $776,100      $336,666     $23,761         --       21,000    None         $59,408
  Chief Executive
  Officer, and Director
  of the Corporation
  and Bank

John K. Tsui             1997     $566,334      $273,512     $25,444         --       50,000    None         $25,462
  President and          1996     $547,133      $131,437     $25,220      $110,006    11,680    None         $26,562
  Director of the        1995     $501,733      $  7,733     $28,658      $100,011    11,760    None         $12,029
  Corporation and
  President and Chief
  Operating Officer and
  Director of the Bank

Howard H. Karr           1997     $337,834      $130,648     $14,146        --        25,000    None         $16,349
  Executive Vice         1996     $321,033      $124,914     $14,044        --         5,840    None         $17,034
  President and          1995     $296,033      $109,520     $13,210        --         5,880    None         $11,324
  Treasurer of the
  Corporation and
  Vice Chairman of
  the Bank

Donald G. Horner         1997     $305,833      $115,355     $13,332        --        25,000    None         $11,080
  Executive Vice         1996     $287,633      $111,791     $16,036        --         5,310    None         $12,966
  President of the       1995     $262,633      $ 98,641     $14,375        --         5,290    None         $ 9,633
  Corporation and
  Vice Chairman of
  the Bank


                                                                               Long-Term Compensation
                                                                          -------------------------------
                                          Annual Compensation(1)                 Awards        Payouts(1)
                                   -----------------------------------    -------------------- ----------
         Name                                                  Other
          and                                                 Annual      Restricted Securities              All Other
       Principal                                              Compen-        Stock   Underlying   LTIP        Compen-
       Position           Year     Salary(2)    Bonus(3)     sation(4)     Awards(5)   Options  Payouts(6)   sation(7)
------------------------ -----    ----------    --------     ---------    ---------- ---------- ----------   ---------
Gerald M. Pang           1997     $176,700      $ 67,050     $12,732        --        5,000     None         $ 7,797
  Senior Vice            1996     $170,863      $ 66,761     $13,235        --        2,950     None         $ 9,270
  President and          1995     $165,680      $ 62,062     $12,188        --        3,150     None         $ 6,595
  Chief Credit Officer
  of the Corporation
  and Executive Vice
  President and Chief
  Credit Officer of
  the Bank

Notes to Summary Compensation Table:

Note (1) Includes amounts earned but deferred under the DCP.
Note (2) Includes the following for the above-named executive officers:

                                          Base        Director and      Total
                             Year        Salary      Committee Fees*    Salary
                             --------------------------------------------------
         Dods................1997        $851,167        $ --          $851,167
                             1996        $741,667        $83,600       $825,267
                             1995        $687,500        $88,600       $776,100
         Tsui................1997        $566,334        $ --          $566,334
                             1996        $473,333        $73,800       $547,133
                             1995        $433,333        $68,400       $501,733
         Karr................1997        $337,834        $ --          $337,834
                             1996        $295,833        $25,200       $321,033
                             1995        $270,833        $25,200       $296,033
         Horner..............1997        $305,833        $ --          $305,833
                             1996        $270,833        $16,800       $287,633
                             1995        $245,833        $16,800       $262,633
         Pang................1997        $176,700        $ --          $176,700
                             1996        $170,863        $ --          $170,863
                             1995        $165,680        $ --          $165,680

        *For periods after 1996, employees of the Corporation or its subsidiaries do not receive director or committee fees. Effective January 1, 1997, the Executive Compensation Committee increased the base salary of inside directors to replace the board and/or committee fees no longer received. The amount of this adjustment was reduced to avoid the effect that a base salary increase would have on other bonus and incentive programs measured in part by base salary. The adjustments to base salary for named executive officers were Mr. Dods, $57,000; Mr. Tsui, $53,000; Mr. Karr, $17,000; and Mr. Horner,
         $10,000.

Note (3) Includes cash payments under the Corporation's Cash Bonus Plan
         ("Cash Bonus Plan") for all three years and cash payments under the IPKE for 1996 and 1995. IPKE payments for the calendar year 1995 were paid in 1996 and for calendar year 1996 in 1997. IPKE payments for calendar year 1997 are in the process of being calculated and will be reported in the Proxy Statement for the 1999 annual meeting.

Note (4) Includes primarily imputed income, including "gross-up" for income taxes, related to social club memberships and dues and automobile allowances. Also includes above-market interest earned on amounts deferred under the DCP in 1996. The amounts of Other Annual Compensation for the above-named executive officers in each of the three most recent years were less than $50,000 or 10% of Salary and Bonus.

Note (5) The Executive Compensation Committee may, at its sole discretion, pay
         IPKE awards in restricted Common Stock with a fair market value equal to the payment amount, in lieu of cash. As of December 31, 1997, the aggregate number of non-vested restricted shares by the year of vesting of such shares for each of the above-named executive officers and aggregate market value (based on the market price of the stock at December 31, 1997) follow:

                                               Number of               Market
                                           Shares Vesting In           Value
                                                1998                  12/31/97
                                           -----------------         ----------
         Dods..........................           --                 $    --
         Tsui..........................         7,816                   310,686
         Karr..........................           --                      --
         Horner........................        17,666                   702,224
         Pang..........................           --                      --
                                           -----------------         ----------
             Total.....................        25,482                $1,012,910

         Dividends are paid to the above-named executive officers on their restricted stock holdings. Participants are entitled to vote the restricted shares. Restricted IPKE shares become vested upon the participant attaining 60 years of age, completion of 20 full years of employment, retirement, death, or termination of employment prior to retirement with the approval of the Corporation, whichever occurs earliest. For those participants who had previously met the minimum restrictions for vesting by completion of 20 full years of employment or attaining 60 years of age, the Committee imposes a five-year minimum waiting period from the date of any subsequent stock awards. The IPKE also provides for forfeiture by the participant and reversion to the Corporation of all non-vested shares previously awarded in certain cases of termination of employment.

Note (6) Because the Corporation did not exceed its minimum threshold average return on equity ("ROE") of 15% for the 1993-1995 performance cycle, its minimum threshold ROE of 14% for the 1994-1996 performance cycle and its other performance standards for the 1995-1997 performance cycle, no awards were paid in 1996 or 1997, or will be payable in 1998, for the cycles which ended December 31, 1995, 1996 and 1997, respectively.

Note (7) Includes (i) premiums for term life insurance, including "gross-up" for income taxes; (ii) amounts related to split dollar insurance agreements as discussed below; and (iii) Corporation contributions for the account of the above-named executive officers to the Corporation's Profit Sharing Plan ("Profit Sharing Plan") and amounts credited to the accounts of such executive officers under the profit-sharing portion of the Corporation's nonqualified, unfunded Supplemental Executive Retirement Plan (the "SERP") that provides benefits that would have been provided under the Profit Sharing Plan but for Internal Revenue Code restrictions on such benefits. (In determining profit-sharing benefits under the SERP, the participant's covered compensation includes base pay, commissions, overtime, short-term incentive pay, and the annual cash bonus earned under IPKE; a participant's covered compensation does not include the cash portion of the Corporation's Cash Bonus Plan.) Details of All Other Compensation for each of the above-named executive officers for 1997 are as follows:

                                                           Profit Sharing Plan
                                      Term    Split Dollar  (including SERP)
                                    Insurance  Insurance      Contributions      Total
                                    --------- ------------ -------------------  -------
         Dods....................... $32,483    $5,302           $38,483        $76,268
         Tsui....................... $ --       $5,125           $20,337        $25,462
         Karr....................... $ --       $2,991           $13,358        $16,349
         Horner..................... $ --       $1,175           $ 9,905        $11,080
         Pang....................... $ --       $  847           $ 6,950        $ 7,797

         The Corporation has split dollar insurance agreements with the above-named executive officers, as well as certain other senior officers. The Corporation pays the insurance premium and imputes the economic benefit to the executive utilizing the PS58 table published by the Internal Revenue Service. Under the agreement, the executive owns a policy with a death benefit equal to three times final salary and the Corporation owns an interest in the policy on the life of the executive sufficient to recover all insurance premiums previously paid plus any foregone interest, net of the income tax benefit, on such premium payments upon the death of the executive. The amount for each named executive officer under this split dollar insurance agreement included in the above table represents the foregone interest, net of applicable income tax benefit. The Corporation also has a $1,000,000 whole life insurance policy on the life of Mr. Dods. The premium and related "gross-up" for income taxes on this policy are included under the Term Insurance column. The death benefit under this policy is deducted from the death benefit under Mr. Dods' split dollar policy.


Option Grants in Last Fiscal Year

       The following table sets forth the stock options granted during 1997 to each of the above-named executive officers under the 1991 SIP. The table also lists the potential realizable values of such options on the basis of assumed annual compounded stock appreciation rates of 5% and 10% over the life of the options, which is set at 10 years.

                                                                                           Potential Realizable Value at
                                                                                             Assumed Annual Rates of
                                                                                             Stock Price Appreciation
                                                   Individual Grants/1/                         for Option Term/2/
                                   -----------------------------------------------------    -----------------------------
                                    Number of   Percent of
                                   Securities  Total Options     Exercise
                                   Underlying   Granted to          or           Expira-
                                     Options   Employees in     Base Price        tion
             Name                  Granted/3/   Fiscal Year      Per Share        Date             5%           10%
---------------------------------- ----------  -------------    ----------       -------      ----------    ----------
Walter A. Dods, Jr................  80,000        26.0%           $33.25         3/05/07      $1,672,860    $4,239,355
John K. Tsui......................  50,000        16.3%           $33.25         3/05/07      $1,045,537    $2,649,597
Howard H. Karr....................  25,000         8.1%           $33.25         3/05/07      $  522,769    $1,324,798
Donald G. Horner..................  25,000         8.1%           $33.25         3/05/07      $  522,769    $1,324,798
Gerald M. Pang....................   5,000         1.6%           $33.25         3/05/07      $  104,554    $  264,960

Notes to Option Grants in Last Fiscal Year:

Note (1) Options under the 1991 SIP are granted at 100% of the market value of the stock on the date of the grant. Options vest 25% per year after the first anniversary of the date of grant. No option may be exercised prior to vesting (and in no event earlier than 6 months after the date of grant) or later than 10 years after the date of grant. The exercise price of an option is payable either in cash, by tendering previously acquired shares by the optionee, or by a combination of cash and previously acquired shares. In the event of a change in control, as defined in the 1991 SIP, all options granted and held at least 6 months become immediately exercisable and vested. In the event of death, disability or retirement, the Committee has the discretion to accelerate the vesting of options previously granted. The 1991 SIP provides for the shortening of the exercise period for vested options if termination is due to death, disability or retirement. The 1991 SIP also provides for the Corporation to withhold statutory income taxes upon the exercise of the options by the option holder paying cash or tendering previously acquired Common Stock or by the Corporation withholding the appropriate number of option shares which would have been issued following the option exercise. Without the approval of the stockholders of the Corporation, the 1991 SIP cannot be terminated, amended, or modified to (a) increase the total amount of shares which may be issued except as provided in the 1991 SIP; (b) change the class of eligible employees; (c) materially increase the cost of the 1991
         SIP or benefits to the participants; (d) extend the maximum period after the date of grant during which the options may be exercised; or
         (e) change the provisions of the exercise price.

Note (2) The potential realizable value is reported net of the option exercise price, but before income taxes associated with exercise. These amounts represent assumed annual compounded rates of appreciation of the underlying stock of 5% and 10% from the date of grant to the end of the option. Actual gains, if any, on stock option exercises are dependent on the future performance of the Corporation's Common Stock, overall stock market conditions, and the optionees' continued employment through the vesting period. The amounts reflected in these columns may not necessarily be achieved.

Note (3) None of the options granted represents a reload option.

Option Values at December 31, 1997

       The following table reflects the securities underlying unexercised options and the value of these options as of December 31, 1997:

                                                                 Number of
                                                                Securities             Value of
                                                                Underlying            Unexercised
                                                                Unexercised          In-the-Money
                                                                Options at            Options at
                                                             December 31, 1997     December 31, 1997
                                                               Exercisable/          Exercisable/
                        Name                                  Unexercisable         Unexercisable
         --------------------------------------              -----------------     -----------------
         Walter A. Dods, Jr....................               69,300/112,500       $861,000/$932,250
         John K. Tsui..........................               16,300/67,140        $207,370/$539,530
         Howard H. Karr........................               18,025/33,735        $222,826/$273,514
         Donald G. Horner......................               14,254/32,596        $177,026/$258,822
         Gerald M. Pang........................                9,914/9,546         $123,346/$90,437

       There were no options exercised by the above-named executive officers in 1997.

Ten-Year Option Repricings

       For the year ended December 31, 1997, there was no adjustment or amendment to the exercise price of the stock options previously awarded.

Long-Term Incentive Plans-Awards in Last Fiscal Year

       The LTIP applies to a group of key executives approved by the Executive Compensation Committee, much smaller than the group eligible for IPKE and 1991 SIP awards. It is intended to provide incentive compensation to participants based on the Corporation's ability to sustain a target level of performance over a 3-year performance cycle. The LTIP is administered by the Executive Compensation Committee and has no expiration date.

       Under the LTIP, no "awards" of shares, units or other rights, as such, are granted. Instead, at the beginning of each 3-year performance cycle, the Executive Compensation Committee designates which key executives will be eligible to participate in the LTIP for the cycle. Additional key executives may be declared eligible during the cycle. The Committee also establishes target amounts of individual payouts and corporate performance standards to be met over the 3-year performance cycle.

       In 1997, the Executive Compensation Committee established the formula for LTIP awards for the 3-year cycle 1997 through 1999. Under the formula for this cycle, LTIP payouts are based on target percentages (ranging from 10% to 50%) of each participant's average base salary over the 3-year performance cycle. If the Corporation does not achieve a minimum threshold average annual return on assets ("ROA") of 1% over the 3-year performance cycle, no payouts will be due under the LTIP. When the Corporation's ROA exceeds the minimum threshold level, the target awards to participants are adjusted by a factor (ranging from 0% to 140%) based on the Corporation's financial performance compared to a peer group, as measured by relative return on average equity ("ROE"), and based upon the relative Total Stockholder Return ("TSR"). Relative ROE and relative TSR are equally weighted in the payout calculation. In addition, LTIP payouts to participants may be adjusted by the Executive Compensation Committee based on that individual's performance (from 0% to 140% of the individual's targeted amount as adjusted for the Corporation's performance).

     The peer group used in the LTIP for comparison of ROE is comprised of regional bank holding companies similar to the Corporation in size, performance and nature of operations. The group is updated and approved annually by the Executive Compensation Committee. The peer group for TSR comparison is the S&P Major Regional Bank Index. The former group includes some, but not all, of the companies in the S&P Major Regional Bank Index.

     Cash payouts are made after each 3-year performance cycle. There were no payouts in 1997 for the three-year cycle 1994-1996 because the Corporation did not achieve the minimum threshold average ROE required for that cycle. (For 3-year performance cycles ending in years before 1997, the minimum threshold performance measure was average ROE rather than average ROA.) A participant can elect to have the cash award deferred for future payment under the DCP.

     The following table reflects the estimated future payouts, with respect to the named executive officers, at threshold, target and maximum award levels for the 3-year performance cycle beginning in 1997 and ending in 1999. Actual payouts are contingent upon the Corporation meeting its minimum threshold ROA and are subject to adjustment by the Executive Compensation Committee as described above, based upon corporate and individual performances, which will be determined in 2000 for the 1997-1999 performance cycle.


                                                  Performance                  Estimated Future Payouts
                                Number of          or Other               under Non-Stock Price-Based Plans/2/
                              Shares, Units      Period Until       -------------------------------------------------
                                or Other         Maturation or
             Name                Rights            Payout/1/        Threshold/3/          Target           Maximum/4/
---------------------------   -------------      -------------      -----------           --------         ----------
Walter A. Dods, Jr.........        None             12/31/99             None             $425,584          $851,168
John K. Tsui...............        None             12/31/99             None             $198,217          $396,434
Howard H. Karr.............        None             12/31/99             None             $ 84,459          $168,918
Donald G. Horner...........        None             12/31/99             None             $ 76,458          $152,916
Gerald M. Pang.............        None             12/31/99             None             $ 35,340          $ 70,680

Notes to Long-Term Incentive Plans--Awards in Last Fiscal Year:

Note (1) Performance period beginning January 1, 1997 and ending December 31,
         1999.

Note (2) Estimated future payouts under the Target and Maximum columns are based upon the above-named executive officer's salary for the year ended December 31, 1997.

Note (3) If the Corporation does not meet its minimum threshold average ROA or the participant receives a 0% individual performance rating, there is no payout.

Note (4) Under the current formula, the maximum individual payout is limited to 200% of the target amount.

Defined Benefit Pension Plans

       The Corporation has an Employees' Retirement Plan (the "ERP") for employees of the Corporation and participating subsidiaries. Under the ERP, covered compensation includes salary, including overtime, but excluding bonuses. Pension compensation is also limited to the maximum allowable under the Internal Revenue Code. Retirement benefits become payable effective upon an employee's retirement at the normal retirement age of 65 years. Normal retirement benefits payable under the ERP are based on total or final compensation and years of credited service. Under specified circumstances, an employee who has attained a certain age and length of service may retire early with reduced benefits. The ERP was "frozen" as of December 31, 1995 and no participant accrues benefits under the ERP for service after December 31, 1995.

       The Corporation also maintains a pension portion of the SERP under which the above-named executive officers continue to earn benefits based on the ERP formula. In determining pension benefits under the SERP, the participant's covered compensation includes base pay, commissions, overtime, short-term incentive pay, and the annual cash bonus earned under IPKE; a participant's covered compensation does not include the cash portion of the Corporation's Cash Bonus Plan or any LTIP bonus. The pension benefit payable under the SERP is reduced by the participant's "frozen" accrued benefit under the ERP.

       The following table illustrates the estimated annual pension benefits payable under the ERP and the SERP to an executive officer at age 65. Whether these amounts become payable depends on the contingencies and conditions set forth in the ERP and the SERP.


                                     Years of Service/(2)/
                ---------------------------------------------------------------
     Average
Compensation/(1)/  15         20         25         30         35        40
--------------- --------   --------   --------   --------   -------- ----------
   $  200,000   $ 50,082   $ 66,777   $ 83,471   $100,165   $116,859 $  133,553
      300,000     76,332    101,777    127,221    152,665    178,109    203,553
      400,000    102,582    136,777    170,971    205,165    239,359    273,553
      500,000    128,832    171,777    214,721    257,665    300,609    343,553
      600,000    155,082    206,777    258,471    310,165    361,859    413,553
      700,000    181,332    241,777    302,221    362,665    423,109    483,553
      800,000    207,582    276,777    345,971    415,165    484,359    553,553
      900,000    233,832    311,777    389,721    467,665    545,609    623,553
    1,000,000    260,082    346,777    433,471    520,165    606,859    693,553
    1,100,000    286,332    381,777    477,221    572,665    668,109    763,553
    1,200,000    312,582    416,777    520,971    625,165    729,359    833,553
    1,300,000    338,832    451,777    564,721    677,665    790,609    903,553
    1,400,000    365,082    486,777    608,471    730,165    851,859    973,553
    1,500,000    391,332    521,777    652,221    782,665    913,109  1,043,553
    1,600,000    417,582    556,777    695,971    835,165    974,359  1,113,553

Notes to Defined Benefit Pension Plans Table:

Note (1) Final average compensation represents the average annual compensation during the highest 60 consecutive calendar months in the last 120 calendar months of creditable service. Compensation for the purpose of this table includes base salary plus the value of awards under the IPKE as shown on the Summary Compensation Table (but not bonuses under the LTIP or the Cash Bonus Plan). The amount of the IPKE bonus included in compensation for any year for purposes of the ERP and the SERP is the amount earned for the performance year, though not paid until March of the following year. The estimated annual benefits are computed on the basis of a straight-life annuity form of payment with no social security offset.

Note (2) As of December 31, 1997, the number of years of creditable service under the Corporation's defined benefit plans for each of the executive officers named in the Summary Compensation Table was as follows: Mr. Dods, 29 years; Mr. Tsui, 14 years (4 years actual service plus 10 years added by the Executive Compensation Committee when Mr. Tsui was hired); Mr. Karr, 25 years; Mr. Horner, 19 years; and Mr. Pang, 22 years.

Change in Control Arrangements

       There are no employment contracts, change-in-control arrangements (other than in the LTIP, 1991 SIP and DCP) or termination of employment arrangements with the above-named executive officers.

Compensation Committee Interlocks and Insider Participation

       The members of the Executive Compensation Committee are Fujio Matsuda (Chairman), John C. Couch, Julia Ann Frohlich, David M. Haig, Richard T. Mamiya and Roderick F. McPhee.

       No member of the Executive Compensation Committee was, at any time during the last completed fiscal year, an officer or employee of the Corporation or any of its subsidiaries.

       The Corporation has in the ordinary course of business extended credit to Messrs. Couch and Haig, and to Doctors Matsuda, Mamiya and McPhee (consisting of real estate mortgages and consumer credit lines) as follows:

                                             Largest           Aggregate              Interest
                                            Aggregate        Indebtedness               Rate
                                          Indebtedness        Outstanding                Per
                    Name                    in 1997       December 31, 1997            Annum
         -----------------------------    ------------    -----------------        --------------
         John C. Couch................     $1,832,182         $1,579,061           5.000%--8.500%
         David M. Haig................     $1,408,658         $  965,639           8.125%--8.750%
         Richard T. Mamiya............     $  444,444         $  435,710              8.625%
         Fujio Matsuda................     $  326,919         $  292,974           5.000%--8.375%
         Roderick F. McPhee...........     $  276,248         $  272,068           8.125%--8.375%

     Mr. Couch is Chairman of the Board and a director of A&B, which owns 5.43% of the Corporation's out standing Common Stock. Mr. Dods is a director of A&B and the Trust and Investments Division of First Hawaiian Bank holds 2,449,734 shares of A&B's common stock in a fiduciary capacity. Mr. Dods does not serve on the executive compensation committee (or other board committee performing the equivalent function) of A&B.

       The Bank has (a) made loans to, and issued letters of credit on behalf of, A&B and its wholly-owned subsidiary, A&B-Hawaii, Inc., (b) made loans to, and issued a letter of credit on behalf of, Matson Navigation Company, Inc., a subsidiary of A&B, and (c) made loans to, and issued letters of credit on behalf of, California and Hawaiian Sugar Company, Inc., a subsidiary of A&B-Hawaii, Inc. These loans and the letters of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features.

Report of Executive Compensation Committee.

       The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of independent, outside Directors of the Corporation. The Board of Directors has delegated responsibility for administering the executive compensation program of the Corporation and its subsidiaries to the Committee.

       The executive compensation philosophy of the Corporation is to provide remuneration to top performers that is consistent with the quality of their contributions and the sacrifices they make on behalf of the organization. We believe that the overall compensation package of executives who contribute to the long-term advancement of the company should reflect their influence on that growth. The Corporation intends to make it rewarding for these key executives to remain until retirement. Key objectives of this philosophy include:

       . providing a pay system designed to attract, retain and motivate executives;

       . establishing compensation plans which emphasize performance-based pay opportunities, as measured by strategic, financial and operating objectives and goals; and

       . providing longer-term, equity-based incentives for executives to ensure they are motivated and rewarded for growth in equity value and enhanced value to the stockholders.

       The compensation program administered by the Committee includes three components designed to implement the foregoing objectives: (1) base salaries;
(2) annual incentives; and (3) long-term incentives. Each of these components of compensation is discussed separately below.

Base Salaries

       Base salaries of executive officers are set annually. Factors such as varying levels of responsibility, individual performance, consistency and fairness, cost of living factors, the Corporation's operating results and financial performance and cost control are considered. No particular weight is placed on, or relative importance given to, any single factor in adjusting base salaries.

Annual Incentives

       Annual incentives for executive officers are provided pursuant to the IPKE, which provides cash and deferred bonuses based upon the Corporation's profitability and the executive's performance over the course of the year. The IPKE promotes the Corporation's pay-for-performance philosophy by providing executives with direct financial incentives, in the form of annual cash bonuses or restricted stock awards, to achieve corporate and individual performance goals. Moreover, annual bonus opportunities allow the Corporation to communicate specific goals that are of primary importance during the coming year and to motivate executives to achieve these goals. The IPKE was originally approved by the stockholders in 1969 and has subsequently been amended several times by the stockholders.

       The total amount available for bonuses under the IPKE is a bonus pool equal to 21/2% of consolidated income before income taxes and securities gains for the performance year. Guideline percentages of base salary are set, increasing as an executive's pay grade increases. The Chief Executive Officer, at his discretion, allocates a portion of the annual bonus pool to each business unit. The manager of each business unit recommends how this allocated amount should be distributed to individual participants in the business unit. Individual awards above or below guideline percentages are generally based upon the participant's grade level and performance during the performance period. The business unit manager's recommendations are reviewed and approved or adjusted by the Chief Executive Officer. These recommendations are then presented to the Committee for final review and approval. The Committee grants individual bonuses above or below guideline percentages based upon the Committee's judgment, after reviewing the recommendation of the Chief Executive Officer, as to individual performance and relative levels of responsibility.

       The IPKE performance year is the fiscal year of the Corporation, which is the calendar year. Calculation and award of IPKE bonuses for each year's performance are deferred until the following March. This allows management and the Committee to base the awards upon final performance results for the year. Therefore, no IPKE awards for the 1997 performance year have been calculated and they are not reported in this Proxy Statement. IPKE awards granted in 1996 and 1997 for 1995 and 1996 performances for the named executive officers are reported in "Executive Compensation - Summary Compensation Table."

       Executive officers are also eligible to receive annual contributions and bonuses under the Corporation's Profit Sharing Plan and Cash Bonus Plan, which are plans with fixed profit sharing formulas in which all eligible employees of the Corporation participate and which are not administered by the Committee.

Long-Term Incentives

       Long-term incentives are provided in the form of cash awards under the Corporation's LTIP and grants of stock options under the 1991 SIP. In keeping with the Corporation's commitment to provide a total compensation package which places a significant amount of pay "at-risk", long-term incentives, together with awards under the IPKE, generally comprise approximately 40% of the value of an executive's total compensation package if the Corporation meets its target performance levels.

       The Corporation's LTIP applies to a group of key executives approved by the Committee that is much smaller than the group eligible for IPKE and 1991 SIP awards. It is intended to provide incentive compensation to participants based on the Corporation's ability to sustain target levels of performance over 3-year performance cycles. Under the formula in effect for the 3-year cycle ending in 1997, LTIP awards were based on target percentages (ranging from 10% to 50%) of each participant's average base salary over the 3-year performance cycle. If the Corporation did not achieve a threshold average ROA of 1.00% over the 3-year performance cycle, no payouts were to be made under the LTIP. When the Corporation's average ROA exceeded the threshold level, the target payouts to participants were to be adjusted by a factor (ranging from 0% to 140%) based on the Corporation's financial performance compared to peer groups, as measured by ROE, and based upon the Corporation's total stockholder return ("TSR") over the period. Relative ROE and TSR were equally weighted in the payout determination. In addition, LTIP awards to participants were to be adjusted by the Committee based on each individual's performance (from 0% to 140% of the individual's targeted amount as adjusted for the Corporation's performance). In the Committee's judgment, these performance measures were closely linked to stockholder value creation and reinforced desired long-term strategies and performance.

       For a description of the peer groups used for comparison of ROE and TSR see "Long-Term Incentive Plans--Awards in Last Fiscal Year."

       The Corporation has completed the 1995-1997 performance cycle. The Corporation's average ROA for the period met the minimum threshold level. However, the Corporation's performance factors did not compare favorably enough with those of the peer groups to support an award for the period. Accordingly, no awards will be payable for the 1995-1997 cycle.

       Under the 1991 SIP, applicable in 1997, stock options are granted at an option exercise price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates from the date the options are granted. This design focuses executives on the enhancement of stockholder value over the long term and encourages equity ownership in the Corporation.

       Guidelines for setting the size of stock option grants were set by the Committee at the time the 1991 SIP was established, based on the recommendation of an independent consultant. The guideline for stock option grants is a percentage of base salary (ranging from 10% to 85%), based upon officer grades (increasing as grade increases), resulting in a dollar target which is then converted into the target number of shares by dividing the dollar target by the Corporation's stock price on the date of grant. The size of individual annual awards is increased or decreased from the guideline level based on individual performance at the sole discretion of the Committee.

       The Committee recommended and the Board of Directors approved a new stock incentive plan which is described under "Approval of the 1998 Stock Incentive Plan" in this Proxy Statement. If approved by the stockholders, the 1998 Stock Incentive Plan would apply to option grants in 1998 and thereafter.

Chief Executive Officer's Compensation

       Base Salary In March, 1997, the Committee reviewed Mr. Dods' performance for 1996. The Committee considered that corporate earnings had increased in 1996 under Mr. Dods' leadership, notwithstanding the continuing Hawaii economic slowdown. The Committee also noted several outstanding achievements during the year, including: successful expansion and geographical diversification into the Pacific Northwest; the merger of Pioneer Federal Savings Bank into First Hawaiian Bank; and other re-engineering and cost cutting initiatives. Based on these factors, the Committee concluded that a merit increase in base salary was warranted and accordingly set his salary at $860,000 effective March 1, 1997. Mr. Dods' base salary included $57,000 paid as salary in lieu of board and committee fees he received under prior policies. See Note 2 to Summary Compensation Table.

       Mr. Dods' salary will be reviewed by the Committee in March 1998. However, in view of the economic conditions facing the Corporation in Hawaii, Mr. Dods has instituted further cost control initiatives. The program includes Mr. Dods' request to the Committee that his base salary and the base salaries of the other four executive officers listed in the Summary Compensation Table, as well as 52 other senior officers of the Corporation, be frozen at 1997 levels for the balance of 1998.

       Annual Incentives As stated above, IPKE payments for 1997 have not yet been determined. The IPKE payment for Mr. Dods to be granted in 1998 for 1997 performance will be reflected in the proxy statement for the 1999 annual meeting. As a result of the Corporation's and his performance for 1996, the Committee awarded him $460,000 under the IPKE, which was paid in 1997.

       Long-Term Incentives In March, 1997, Mr. Dods received options to purchase 80,000 shares pursuant to the 1991 SIP, as set forth in the Summary Compensation Table under the section "Option Grants in Last Fiscal Year." This award was based upon the 1991 SIP's guideline percentage of base salary. The number of shares awarded was then substantially increased over the target amount for Mr. Dods and approximately 15 other senior officers of the Corporation. This increase was based not only upon individual performance, but also to make a larger portion of total compensation "at risk" and conditioned upon enhancement of future stockholder value.

       Based on the Corporation's financial performance for the 1993-1995 and 1994-1996 performance cycles, no LTIP payouts were made to Mr. Dods in 1996 and 1997. As discussed above, Mr. Dods will not receive an LTIP payout in 1998 for the 1995-1997 performance cycle because the corporate performance factors were not met.

Policy with Respect to the $1 Million Deduction Limit

       Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of $1,000,000 paid to certain executive officers, unless certain requirements are met. The Corporation's pay philosophy is performance focused and the Committee believes in retaining discretion to increase as well as decrease incentive awards based on the Committee's assessment of individual performance and other relevant factors. The Committee will continue to review its compensation programs for the executive officers subject to the deductibility limit while preserving its focus on performance-driven compensation.

                                               Executive Compensation Committee


                                               Fujio Matsuda, Chairman
                                               John C. Couch
                                               Julia Ann Frohlich
                                               David M. Haig
                                               Richard T. Mamiya
                                               Roderick F. McPhee

Stockholder Return Performance Graph

       The attached Comparison of Five-Year Cumulative Total Stockholder Return performance graph shows the cumulative total stockholder return (stock price appreciation and reinvestment of dividends) on the Common Stock during the last five years as compared to the S&P Major Regional Bank Index and the broader S&P 500 Index.



Comparison of Five-Year
Cumulative Total Stockholder Return*
-------------------------------------------------------------------------------
Among First Hawaiian, Inc. Common Stock, S&P 500 Index and S&P Major Regional Bank Index (companies appear in published industry index).

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
  AMONG FIRST HAWAIIAN, INC., S&P 500 INDEX AND S&P MAJOR REGIONAL BANK INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                                                         S&P MAJOR
Measurement Period           FIRST          S&P          REGIONAL
(Fiscal Year Covered)        HAWAIIAN       500 INDEX    BANK INDEX
-------------------          ----------     ---------     ----------
Measurement Pt-  1992        $100           $100         $100
FYE   1993                   $ 90           $110         $106
FYE   1994                   $ 90           $112         $100
FYE   1995                   $118           $153         $158
FYE   1996                   $144           $189         $216
FYE   1997                   $169           $252         $325

       *Total return assumes reinvestment of dividends and $100 invested on December 31, 1992 in the First Hawaiian, Inc. Common Stock, S&P 500 Index and S&P Major Regional Bank Index.

Certain Transactions

       The total amount of loans outstanding to directors and executive officers of the Corporation from the Bank aggregated $3,979,844, at December 31, 1997. These loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectibility or present other unfavorable features.

       The following schedule shows detailed information on loans made by the Corporation to those Directors (including nominees) and executive officers of the Corporation whose aggregate indebtedness exceeded $60,000 at any time during 1997. All loans are secured by real estate mortgages or are consumer credit lines:

                                                Aggregate
                               Largest         Indebtedness          Interest
                              Aggregate        Outstanding             Rate
                            Indebtedness       December 31,            Per
    Name and Title             in 1997             1997               Annum
-----------------------     ------------       ------------       --------------
John W. A. Buyers            $  942,867        $  929,829         5.000%--8.875%
Director

John C. Couch                $1,832,182        $1,579,061         5.000%--8.500%
Director

Walter A. Dods, Jr.          $  500,000                 0         7.625%--9.600%
Chairman,
Chief Executive Officer
and Director

David M. Haig                $1,408,658        $  965,639         8.125%--8.750%
Director

John A. Hoag                 $  100,000                 0                9.600%
Director

Donald G. Horner             $  374,129        $  321,969         5.000%--9.600%
Executive Vice President

Howard H. Karr               $  196,289        $  194,297         7.250%--8.000%
Executive Vice President
and Treasurer

Bert T. Kobayashi, Jr.       $  792,824        $  770,347         5.000%--8.000%
Director

Richard T. Mamiya            $  444,444        $  435,710                8.625%
Director

Fujio Matsuda                $  326,919        $  292,974         5.000%--8.375%
Director

Roderick F. McPhee           $  276,248        $  272,068         8.125%--8.375%
Director

John K. Tsui                 $  445,260        $  440,512                7.750%
President and Director

       The Bank leases a parcel of land, on which a branch of the Bank is located, from the Estate of S.M. Damon pursuant to a lease commencing July 1, 1967. This lease is for a term of 50 years, requiring the payment of a fixed annual rent of $156,800 annually from July 1, 1997 to June 30, 2002. Rents thereafter are to be fixed for each of two succeeding 10-year periods by agreement or failing agreement by appraisal. Messrs. Haig, Weyand, Ganley and Dods are Directors of the Corporation and the Bank and Trustees of the Estate. Management of the Corporation believes that this transaction is as favorable to the Corporation and the Bank as that which would have been obtainable in transactions with persons or companies not affiliated with the Corporation or the Bank.

       The Bank leases 6,074 square feet of office space to the Estate of S.M. Damon in the downtown Honolulu headquarters building of the Bank. The Estate now pays rent for the space at the same rate as would be paid by unrelated parties for the same space. The rent is a minimum of $3.12 per square foot per month ($227,410 per annum) until December 7, 2002. Rents thereafter are to be fixed by agreement or, failing agreement, by appraisal. The lease will expire in December 2007. The Estate leased space in a prior headquarters building at $2.00 per square foot per month for the period ended April 30, 1997. In consideration of the Estate and other tenants of the old headquarters building agreeing to temporarily relocate their offices to allow for construction of the present building, the Bank offered the Estate and 3 other unrelated tenants comparable space in the new building at the same aggregate rent as previously applied in the old building. Thus, for the period ended April 30, 1997, the Estate paid rent to the Bank at the rate of $2.00 per square foot on 4,200 square feet, comparable to its space in the old building, and $3.12 per square foot on the additional 1,874 square feet of space taken in the new building. Management of the Corporation believes that the arrangements made for the Estate described above were as favorable to the Corporation and the Bank as those that would have been obtainable in a similar transaction with persons or companies not affiliated with the Corporation or the Bank.

       Mr. Kobayashi is a director of the Corporation and the Bank and his law corporation is a partner of the law firm of Kobayashi, Sugita & Goda. In 1997 the Corporation and its subsidiaries paid legal fees to Kobayashi, Sugita & Goda in the amount of $2,068,254. Kobayashi, Sugita & Goda leases from the Bank 26,788 square feet of office space in the headquarters building. The rent is set at annual amounts ranging from $1,307,838 per annum in 1998 to $1,730,679 per annum in the final year, 2006.


                    APPROVAL OF THE 1998 STOCK INCENTIVE PLAN

       At the Annual Meeting held on March 19, 1992, stockholders approved the adoption of the 1991 SIP. The 1991 SIP provided for the granting of incentive stock options, nonqualified stock options, reload stock options, and restricted stock.

       The 1991 SIP was adopted to support the achievement of the Corporation's business objectives by providing incentives linking key employees' interests to stockholder interests through equity-based awards. These awards are key aspects of the Corporation's compensation programs, which are designed to attract, retain, and motivate the best possible employees to accomplish the Corporation's business objectives.

       Management continues to believe that it is in the Corporation's best interest to utilize equity-based awards as an integral part of its compensation programs. The Board of Directors considers the above-outlined purposes for these programs to be key contributors to the Corporation's on-going success.

       The First Hawaiian, Inc. 1998 Stock Incentive Plan (the "1998 SIP") represents a continuation of the 1991 SIP, of which only 76,979 shares of Common Stock remain available for award. For the most part, the 1998 SIP retains the 1991 SIP provisions and practices. Revisions have been made to create an "omnibus" plan that authorizes any form of equity-based awards similar to plans adopted by other corporations (see "Award Forms" below) and to reflect changes in tax laws.

       With regard to the tax laws, the Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code (the "Code"). Section 162(m) limits the deductibility of compensation that the Corporation pays to each of the Chief Executive Officer and the four highest paid executives of the Corporation to $1,000,000 unless certain requirements are met. For compensation over $1,000,000 paid to any of these executives to be deductible, it must be (i) performance related; (ii) administered by outside, independent directors; and
(iii) paid pursuant to stockholder approved plans. The Section 162(m) regulations specify a number of other items that must be satisfied to comply fully with these criteria.

       The Corporation intends to structure awards under the 1998 SIP so that compensation resulting therefrom would be deductible performance-based compensation. Accordingly, the Corporation is seeking approval of the 1998 SIP.

Plan Provisions

       A copy of the 1998 SIP is included in this Proxy Statement as Appendix A and the following description is qualified in its entirety by reference to the 1998 SIP.

       Plan Administration. The 1998 SIP will be administered by a Committee composed of at least two members of the Board of Directors. The Board intends that the Committee will be composed entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Code and "non-employee director" under Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"). Initially, the Executive Compensation Committee will serve as the Committee.

       The Committee will select the officers and key employees who will receive awards, the form of those awards, the number of shares or dollar targets of the awards, and all terms and conditions of the awards. Currently, approximately 229 officers and key employees are eligible to receive awards under the 1998 SIP. It is anticipated that approximately 175 to 200 officers and key employees will receive awards in any calendar year.

       Award Forms. The 1998 SIP authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, incentive stock options, nonqualified stock options, reload stock options, restricted stock, limited stock appreciation rights, and performance shares. An award may consist of one such security or benefit or two or more of them in connection with each other ("in tandem") or in the alternative. The terms of each award will be established by the Committee and set forth in the agreement evidencing the award.

       The Board believes that this flexibility to design forms of awards will assist in keeping the Corporation's compensation programs current with competitive programs.

       Maximum Stock Award Levels. The maximum number of shares of Common Stock available for award will be 2,000,000 shares, all of which must be treasury or reacquired shares. No individual may receive options or awards during any calendar year as a maximum amount, in any form allowed under the 1998 SIP, which in the aggregate exceed 200,000 shares of Common Stock.

       Stock Options. As in the 1991 SIP, stock options awarded may either be incentive stock options ("ISOs") or nonqualified stock options ("NSOs"). Options will expire no later than ten years after the date of grant and may not be exercised prior to six months following the date of grant. The exercise price of stock options may not be less than the fair market value on the date of grant. The Committee may establish other vesting or performance requirements which must be met prior to the exercise of the options. Options may be granted in tandem with stock appreciation rights ("SARs") or other types of awards.

       The 1998 SIP provides that ISOs are nontransferable other than by the laws of descent and distribution. The Committee may, in its discretion, allow for the transferability of any other form of NSOs.

       The closing price of Common Stock on the Nasdaq Stock Market on February 20, 1998 was $40 1/8.

       Restricted Stock. The Committee may also grant shares of restricted stock. These grants will be subject to the continued employment of the recipient and may also be subject to performance criteria at the discretion of the Committee. If the recipient's employment terminates prior to the completion of the specified employment or the attainment of the specified performance goals, the awards will lapse and the shares will return to the Corporation. The Committee may provide for a prorated attainment of the performance criteria or a prorated attainment of time-based restrictions. During the restriction period, the recipient would be entitled to vote the shares and receive dividends. Restricted stock certificates would bear a legend giving notice of the restrictions relating to the grant.

       Reload Options. The Committee may grant concurrently with the award of any option (the "underlying option") a reload option that permits the optionee to purchase a number of shares of Common Stock equal to the number of shares of Common Stock delivered by the optionee to exercise the underlying option. Although the underlying option may be an ISO, a reload option will be an NSO. The reload option will have the same expiration date as the underlying option and an exercise price equal to the fair market value of the shares on the date of the exercise of the underlying option.

       A reload option permits an optionee to retain the potential appreciation in the number of already-owned shares that are used to exercise the underlying option. Retention of such potential appreciation is accomplished by the grant of the reload option in the number of shares used to pay the exercise of the underlying option.

       Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted in tandem with the grant of an option. An SAR is exercisable only if the underlying option is exercisable. Upon the exercise of an SAR, the recipient is entitled to receive cash from the Corporation in an amount equal to the excess of the fair market value of the shares covered by the option over the exercise price of such shares. Upon exercise of an SAR, the tandem option automatically terminates. Conversely, upon the exercise of an option, the tandem SAR automatically terminates.

       Performance Standards. To avoid the deductibility limits of Section 162(m) of the Code, the performance standards relating to awards under the 1998 SIP must be based upon objective performance measures. The performance criteria applicable to awards under the 1998 SIP may include one or more of the following: earnings, revenue, operating or net cash flows, financial return ratios, total stockholder return, or market share.

       Performance criteria may relate to the total Corporation or any business unit. Performance targets may be set at a specific level or may be expressed as relative to the comparable measures at comparison companies or a defined index. The Committee will establish specific targets for recipients.

       Acceleration. An award granted under the 1998 SIP may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of all or substantially all of the property and assets of the Corporation, or other significant corporate transaction.

       Payment. An award may permit the recipient to pay all or part of the exercise price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by (i) delivering previously-owned shares of Common Stock,
(ii) reducing the amount of shares or other property otherwise issuable pursuant to the award, or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an option award permits the recipient to pay for the shares issuable pursuant thereto with previously-owned shares, the recipient would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

       Adjustments. The number, class, and price of stock option awards, performance awards, and restricted stock are subject to appropriate adjustment in the event of certain changes in the Common Stock, including stock dividends, recapitalization, mergers, consolidations, split-ups, combinations, or exchanges of shares and the like.

Federal Income Tax Consequences

       The following is a brief description of the federal income tax treatment that will generally apply to awards issued under the 1998 SIP, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an award will depend on the specific nature of the award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, restricted stock, a cash payment, or otherwise. Recipients of options or other awards should not rely on this discussion for individual tax advice, as each recipient's situation and tax consequences of any particular award will vary depending upon the specific facts and circumstances involved. Each recipient is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and other tax advice.

       Stock Option Awards. The granting of ISOs or NSOs does not result in immediate taxable income to the optionee.

       The exercise of an NSO will result in ordinary income to the optionee in the amount by which the market price of the shares acquired exceeds the exercise price. Income tax withholding may be met either through cash payment at the time of exercise or through share withholding. The Corporation will receive a tax deduction in an amount that corresponds to the optionee's ordinary income.

       The exercise of an ISO will not result in taxable income to the optionee if the optionee does not dispose of the stock within two years of the date the option was granted and one year after the option is exercised. (However, the difference between the fair market value of the shares upon exercise and the exercise price is an item of tax preference subject to the possible application of the alternative minimum tax.) If the exercise and disposition requirements are met, any gain realized by the optionee when such shares are sold will be taxed as capital gain. The Corporation will not receive a tax deduction for the resulting gain. If these holding periods are not met, the option will be treated generally as an NSO for tax purposes.

       Restricted Stock Awards. The granting of an award of restricted stock does not result in taxable income to the recipient unless the recipient elects to report the award as taxable income under Section 83(b) of the Code. Absent such election, the value of the award is considered taxable income once it is vested and distributed. Dividends are paid concurrent with, and in an amount equal to, ordinary dividends and are taxable as paid. If a Section 83(b) election is made, the recipient recognizes ordinary income in the amount of the total value on the date of grant and the Corporation receives a corresponding tax deduction. Any gain or loss subsequently experienced will be a capital gain or loss to the recipient and the Corporation does not receive an additional tax deduction.

       Reload Options. The receipt of a reload option by the holder of an ISO or NSO should not (i) affect the tax treatment of the exercise of such ISO or NSO or (ii) result in the recognition of income. A reload option will constitute an NSO for federal income tax purposes and will be taxed as such in the manner described above.

       Stock Appreciation Rights. The granting of an SAR does not result in taxable income to the recipient. When the SAR is exercised, the gain will be considered as ordinary income to the recipient. The Corporation will receive a corresponding tax deduction.

       Performance Awards. The granting of a performance award does not result in taxable income to the recipient. When the award is paid or distributed, the full value paid or distributed will be considered as ordinary income to the recipient. The Corporation will receive a corresponding tax deduction.

       Other Forms of Awards. Awards may be granted under the 1998 SIP that do not fall clearly into the categories described above. The federal income tax treatment of such awards will depend upon the specific terms of such awards. Generally, the Corporation will obtain an income tax deduction equal to the ordinary income recognized by the recipient of the award and will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a recipient.

Term and Amendment of 1998 SIP

       The 1998 SIP, if approved by stockholders, will be effective as of February 19, 1998. It will expire on February 18, 2008 unless suspended or discontinued by action of the Board of Directors. The Board may amend the 1998 SIP as appropriate. Any amendment that (i) increases the total number of shares of Common Stock that may be issued under the 1998 SIP, (ii) materially increases the cost of the 1998 SIP or the benefits to participants, or (iii) changes plan provisions regarding the exercise price will be subject to stockholder approval if such approval is required by federal or state law or regulation or by any national securities exchange or system on which shares are then listed, traded, or reported.

       The Board of Directors recommends a vote FOR the 1998 SIP.


                              ELECTION OF AUDITOR

       The Board of Directors, on recommendation of the Joint Audit Committee, recommends the election of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as Auditor of the Corporation to serve for the ensuing year. Coopers & Lybrand has served the Corporation in the capacity of independent Auditors since 1973. Proxies in the accompanying form will be voted for the election of Coopers & Lybrand unless a contrary specification is indicated therein, in which event they will be voted as specified. Election of the Auditor requires the affirmative vote of a majority of the shares present or represented at the meeting. Under the Corporation's Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have the effect of votes in opposition to the election of Coopers & Lybrand.

       It is expected that representatives of Coopers & Lybrand will be at the Annual Meeting and will be available to respond to questions and make a statement if they choose.

       The Board of Directors recommends a vote FOR the election of Coopers & Lybrand as Auditor.


                                 OTHER BUSINESS

       At the date of this proxy statement, management does not know of any business to be presented at the Annual Meeting other than the matters set forth above. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote in accordance with their judgment on such matters.

                         STOCKHOLDER PROPOSALS FOR 1999

       Proposals of stockholders intended to be presented at the 1999 Annual Meeting of the Corporation must be received by the Corporate Secretary of the Corporation on or prior to December 31, 1998.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                          FIRST HAWAIIAN, INC.
                                            Herbert E. Wolff
                                            Senior Vice President and Secretary

Dated:  March 4, 1998


A COPY OF THE ANNUAL REPORT OF THE CORPORATION ON FORM 10-K TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PRIOR TO MARCH 31, 1998, WILL BE AVAILABLE AFTER THAT DATE TO EACH STOCKHOLDER UPON WRITTEN REQUEST THEREFOR.

                                   APPENDIX A


                              FIRST HAWAIIAN, INC.
                            1998 STOCK INCENTIVE PLAN


                                    PROLOGUE

       The purpose of the First Hawaiian, Inc. 1998 Stock Incentive Plan (the "Plan") is to promote the success and enhance the value of First Hawaiian, Inc. (the "Company") by linking the personal interests of eligible employees to those of Company stockholders and by providing eligible employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

       The Board of Directors of the Company adopted the Plan on February 19, 1998, subject to approval by the Company's stockholders. If the Plan's adoption is not approved by the Company's stockholders prior to February 18, 1999, the Plan shall automatically be and become cancelled and terminated on February 18, 1999. All awards granted pursuant to the Plan prior to such stockholder approval shall not be exercisable until such approval and any such awards shall automatically be and become cancelled and terminated if such approval is not obtained.

                                    ARTICLE I


                                   DEFINITIONS

       As used herein the following terms shall have the following meanings unless the context clearly requires otherwise.

       "Beneficiary" means the person, persons, or legal entity designated by the Participant to receive his benefits under this Plan in the event of his death. If a Participant fails to make any designation, the person designated shall not survive the Participant, or the legal entity designated shall no longer be in existence or shall be legally incapable of receiving benefits hereunder, Beneficiary shall mean the estate of the Participant.

       "Board" means the Board of Directors of the Company.

       "Cause" means one or more of the following reasons for the termination of employment:

          (a) The willful and continued failure by the Participant to substantially perform his duties with the Company or a Subsidiary (other than any such failure resulting from the Participant's Disability or incapacity due to mental illness) after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or Subsidiary believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy or take substantial steps to remedy the situation within ten business days of receiving such notice;

         (b) The Participant's conviction for committing a felony (all rights of appeal having been exhausted); or

         (c) The Participant's willfully engaging in gross misconduct that is materially and demonstrably injurious to the Company or a Subsidiary. However, no act or failure to act on the Participant's part shall be considered "willful" unless such act or omission was not in good faith and without reasonable belief that such action or omission was in the best interest of the Company or its Subsidiaries.

     The Company or the Subsidiary shall notify the Committee if it believes a Participant's employment has been terminated for Cause. The Committee shall determine whether a Participant's employment has been terminated for Cause for purposes of the Plan. The Committee shall notify the Participant in writing if it has made a preliminary determination that the Participant's employment was terminated for Cause. The

Participant (and, if he chooses, his legal representative) shall have an opportunity to be heard by the Committee concerning the Committee's preliminary determination. After taking into consideration the points raised by the Participant, the Committee shall make a final determination as to whether the Participant's employment was terminated for Cause and shall notify the Participant in writing of its final determination. If the Company or the Subsidiary notifies the Committee that it believes that a Participant has been terminated for Cause, the Participant shall not be able to exercise any option, make any other election, or take any action that would not be permitted under the terms of the Plan following termination of employment for Cause unless and until the Committee makes its final decision that the Participant was not terminated for Cause.

       "Change in Control" means any of the following:

         (a) Any "person" (within the meaning of Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof) other than those listed in items
(i), (ii), or (iii) of this Section becomes the "beneficial owner" (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's securities then outstanding.

              (i) The Trustees under the Will and of the Estate of Samuel M. Damon, deceased, and any other persons acting together with them.

              (ii) A trustee or other fiduciary holding Shares under an employee benefit plan of the Company or a Subsidiary.

              (iii) A corporation owned directly or indirectly by the stockholders of the Company (in substantially the same proportions as their ownership of Shares) becomes the beneficial owner (within the meaning of said Rule 13d-3), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's securities then outstanding.

         (b) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board (and any new Director whose election by the Company's stockholders was approved by a vote of at least two-thirds of the Directors then in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved) cease for any reason to constitute a majority thereof.

         (c)  The stockholders of the Company approve:

              (i)   A plan of complete liquidation of the Company;

              (ii) An agreement for the sale or disposition of all or substantially all the Company's assets; or

              (iii) A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least 80% of the combined voting power of the stock that is outstanding immediately after such merger, consolidation, or reorganization unless the Board determines by a majority vote prior to such merger, consolidation, or reorganization that no Change in Control will occur as a result of such transaction.

         (d) The Board agrees by a majority vote that an event has or is about to occur that, in fairness to the Participant, is tantamount to a Change in Control.

       A Change in Control shall occur on the first day on which any of the preceding conditions has been satisfied.

       However, notwithstanding the above, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group that consummates the Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if he is an equity participant in the purchasing company or group, except for (i) passive ownership of less than 3% of the common stock of the purchasing company or (ii) ownership of equity participation in the purchasing company or group that is otherwise not significant, as determined prior to the Change in Control by a majority of the continuing Directors who are not employees of the Company or a Subsidiary.

       "Code" means the Internal Revenue Code of 1986, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

       "Committee" means the Plan's administrative committee appointed pursuant to Article II.

       "Company" means First Hawaiian, Inc.

       "Director" means any individual who is a member of the Board.

       "Disability" means a disability, as determined by the Social Security Administration, that is not the result of self-inflicted injury or criminal conduct on the part of the Participant, and in the case of a determination with respect to an ISO, meets any additional requirements that may be necessary to qualify as a permanent and total disability under Section 22(e)(3) of the Code.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or such other provision of law of similar purport as may at any time be substituted therefor.

       "Fair Market Value" means the average of the highest and lowest prices of a Share as reported in publications of general circulation for the Autoquote System of the National Association of Securities Dealers, Inc. on the relevant date. If there are no sales on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Share transactions.

       "ISO" means an option to purchase Shares that is designated by the Committee as an incentive stock option intended to meet the requirements of
Section 422 of the Code.

       "Participant" means an employee of the Company or a Subsidiary who has received an award under the Plan.

       "Retirement" means the termination of service as an employee of the Company and the Subsidiaries on or after (i) attainment of age 65, (ii) attainment of age 55 and completion of ten years of Vesting Service (as defined in the First Hawaiian, Inc. Profit Sharing Plan), or (iii) attainment of age 62 with the approval of the Committee.

       "Shares" means shares of common stock of the Company.

       "Subsidiary" means any corporation, partnership, joint venture, or business trust of which 50% or more of the control thereof is owned, directly or indirectly, by the Company, provided that for ISO purposes, "Subsidiary" shall be defined as provided in Section 424(f) of the Code.


                                   ARTICLE II


                                 ADMINISTRATION


Section 2.1 The Committee.

       The Committee shall be composed of at least two members of the Board as designated from time to time by the Board.

Section 2.2 Authority of the Committee.

         (a) The Committee shall select the employees to whom awards shall be granted under the Plan; determine the size, types, terms, and conditions of awards; cancel and reissue awards; construe and interpret the Plan and any agreement or instrument entered into under the Plan; establish, amend, or waive rules and regulations for the Plan's administration; amend, subject to Article XI, the terms and conditions of any outstanding award to the extent such terms and conditions are within its discretion; and make any determination that may be necessary or advisable for administration of the Plan.

         (b) The Committee may from time to time delegate to any other person or persons any or all of its powers hereunder.

         (c) All determinations and decisions of the Committee shall be final, conclusive, and binding on all persons.

Section 2.3 Indemnification, Insurance.

       The Company and the Subsidiaries shall indemnify and save harmless and/or insure each member of the Committee against any and all claims, losses, damages, expenses, and liabilities arising from his responsibilities in connection with this Plan, if the member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and the Subsidiaries.

                                  ARTICLE III


                            SHARES SUBJECT TO PLAN


Section 3.1 Number of Shares.

         (a) Subject to adjustment as provided in Section 3.3, the total number of Shares available for grant under the Plan shall not exceed 2,000,000, which Shares shall be reacquired or treasury shares.

         (b) Notwithstanding any other provision of this Plan, no employee shall be granted awards in excess of 200,000 Shares during any calendar year. This limitation is intended to satisfy the requirements of Section 162(m) of the Code so that compensation attributable to awards hereunder qualify as performance-based compensation under Section 162(m) of the Code. The limitation under this Section 3.1(b) shall be subject to adjustment under Section 3.3 hereof, but only to the extent permitted under Section 162(m) of the Code.

Section 3.2 Lapsed Awards.

       Subject to the rules under Section 16 of the Exchange Act, if any award granted under this Plan is canceled, is forfeited, terminates, expires, or lapses for any reason, any Shares subject to such award shall be available for the grant of an award under the Plan.

Section 3.3 Adjustments in Authorized Shares.

        In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Company affecting the number or value of Shares, then the number, class, and price of Shares subject to outstanding awards under the Plan shall be adjusted as the Committee may determine in its sole discretion to be appropriate or equitable to prevent dilution or enlargement of rights. The number of Shares subject to any award shall always be a whole number. Any adjustment of an ISO under this Section 3.3 shall be made in such manner so as not to constitute a "modification" within the meaning of Section 425(h)(3) of the Code.


                                   ARTICLE IV


                          ELIGIBILITY AND PARTICIPATION


Section 4.1 Eligibility.

       To be eligible to participate in the Plan, an individual must be an officer or employee of the Company or a Subsidiary who by the nature and scope of his position influences the long-term results or success of the Company. The Committee in its sole discretion shall determine if an officer or employee is eligible. A Director who is not an employee of the Company or a Subsidiary shall not be eligible to participate in the Plan.

Section 4.2 Participation.

       The Committee shall determine from time to time eligible employees to whom awards shall be granted and the nature and amount of each award. No eligible employee shall have any right to be granted an award under this Plan. In addition, nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or a Subsidiary.

                                    ARTICLE V


                                     OPTIONS


Section 5.1 Type of Options.

       The Committee shall designate at the time of the grant of an option whether it is a nonqualified stock option or ISO and whether such option shall be in whole or in part a reload option.

Section 5.2 ISOs.

         (a) No ISO may be granted after January 21, 2008.

         (b) No employee may receive an award of ISOs that are first exercisable during any calendar year to the extent that the aggregate Fair Market Value of the Shares (determined at the time the ISOs are granted) exceeds $100,000.

         (c) Nothing in this Section 5.2 shall be deemed to prevent the grant of nonqualified stock options in excess of the maximum amount that may be granted to a Participant as ISOs under Section 422 of the Code.

Section 5.3 Reload Options.

       The Committee may grant reload options subject to such conditions and provisions as the Committee shall determine. Reload options shall not exceed the number of Shares used to pay the exercise price of the underlying options and shall not include any Shares used to satisfy any tax withholding requirements on account of the exercise of the underlying options. The reload option may not be exercised during a period longer than the exercise period of the underlying option that it replaces. The grant of a reload option shall become effective upon the exercise of the underlying option through the use of Shares. The option price for a reload option shall not be less than the Fair Market Value of the Shares on the date the grant of the reload option becomes effective.

Section 5.4 Award Agreement.

       Each option grant shall be evidenced by an award agreement that shall specify the exercise price, the duration of the option, the number of Shares to which the option pertains, and such other provisions as the Committee shall determine. The award agreement also shall specify whether the option is intended to be an ISO.

Section 5.5 Exercise Price.

         (a) The exercise price of options shall be determined by the Committee, provided, however, that the exercise price per Share shall not be less than the Fair Market Value of a Share on the date the option is granted.

         (b) An ISO granted to a Participant who at the time of grant owns (taking into account Section 424(d) of the Code) Shares representing more than 10% of the total combined voting power of all classes of stock of the Company (herein a "Ten Percent Stockholder") shall have an exercise price that is at least 110% of the Fair Market Value of the Shares subject to the option.

Section 5.6 Duration of Options.

       Each option shall expire at such time as the Committee shall determine at the time of grant, provided that no ISO shall be exercisable later than the tenth anniversary date of its grant. Notwithstanding the prior sentence, an ISO granted to a Ten Percent Stockholder shall not be exercisable later than the fifth anniversary date of its grant.

Section 5.7 Exercise of Options.

       Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which times, restrictions, and conditions need not be the same for each grant or for each Participant. However, in no event may any option granted under this Plan become exercisable earlier than six months after the date of its grant.

Section 5.8 Payment.

         (a) Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company that sets forth the number of Shares with respect to which the option is to be exercised and is accompanied by full payment for the exercise price of the Shares. The exercise price shall be payable to the Company in full either:

             (i)  in cash or cash equivalent, or

             (ii) if permitted under the award agreement, by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total exercise price pursuant to the options being exercised, provided, however, that any Shares so tendered by a Participant must be acceptable to the Committee in its sole discretion.

         (b) The Committee also may allow cashless exercise of options as permitted under any law or regulation applicable to the Company or by any other means that the Committee determines to be consistent with the Plan's purpose. The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes.

         (c) As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant or permitted assignee, Share certificates in an appropriate amount based upon the number of options exercised.

Section 5.9 Restrictions on Share Transferability.

       The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an option under the Plan as it may deem advisable, including without limitation restrictions under applicable Federal securities laws, the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and any blue sky or state securities laws applicable to the Shares. The Committee shall legend the certificates representing the Shares to give appropriate notice of such restrictions.

Section 5.10 Termination of Employment Due to Death, Disability, or Retirement.

       If the employment of a Participant is terminated by reason of death, Disability, or Retirement, options granted to the Participant under this Plan may be exercised only as follows:

         (a) Death. If the Participant's employment is terminated by reason of death, any outstanding options granted to such Participant that are vested as of the date of his death shall, subject to Section 5.6, remain exercisable at any time prior to their expiration date or for one year after the date his employment terminated, whichever period is shorter. The options may be exercised by the Participant's Beneficiary or by such persons who have acquired the Participant's rights under the options by will or by the laws of descent and distribution or permitted transfer.

         (b) Disability. If the Participant's employment is terminated by reason of Disability, any outstanding options granted to such Participant that are vested as of the date his employment terminates shall remain exercisable at any time prior to their expiration date or for one year after the date that his Disability is determined by the Committee to be total and permanent, whichever period is shorter.

         (c) Retirement. If the Participant's employment is terminated by reason of Retirement, any outstanding options granted to such Participant that are vested as of the effective date of his Retirement shall remain exercisable at any time prior to their expiration date or for three years after his date of Retirement, whichever period is shorter.

         (d) Exercise Limitations on ISOs. Notwithstanding Sections 5.10(a),
(b), and (c), the right of a Participant to exercise an ISO shall be subject to the limitations of Section 422 of the Code.

         (e) Vesting at Termination Date. The following options shall be considered vested as of the date the Participant's employment terminates:

              (1) Options that were exercisable as of the date of employment termination shall remain exercisable;

              (2) An additional portion of the options shall become exercisable upon termination of employment. This portion shall be a percentage of the options equal to the product of (A) and (B) where:

                  (A) is the percentage of the options that otherwise would have first become exercisable at the end of the calendar year in which the employment termination occurs; and

                  (B) is a fraction, the numerator of which is the number of full weeks of employment during the calendar year in which employment termination occurs, and the denominator of which is 52; and

              (3) Except as provided in Section 5.10(f), options that are scheduled to vest in a year that begins after the end of the calendar year in which employment termination occurs shall be cancelled.

         (f) Notwithstanding the foregoing provisions of this Section 5.10, the Committee shall have the authority in its sole discretion to accelerate the vesting of options that are outstanding as of the date a Participant's employment terminates.

Section 5.11 Termination of Employment for Other Reasons.

         (a) If the employment of a Participant shall terminate for any reason other than the reasons set forth in Section 5.10 (other than for Cause), all nonvested options held by the Participant shall vest only if the Committee determines in its sole discretion to vest all or any portion of such options. Thereafter, all vested options shall remain exercisable at any time prior to their expiration date or for three months after the date that the Participant's employment was terminated, whichever period is shorter. If the Committee does not vest such options, the options shall be deemed for all purposes to have remained unvested upon the termination of the Participant's employment.

         (b) If a Participant's employment is terminated for Cause, all of his outstanding options shall immediately be surrendered to the Company and no additional exercise periods shall be allowed, regardless of the otherwise vested status of the options.


                                   ARTICLE VI


                                RESTRICTED STOCK


Section 6.1 Grant of Restricted Stock.

       The Committee may grant Shares of restricted stock to eligible employees in such amounts as the Committee shall determine in its sole discretion. Such Shares of restricted stock may be issued for no consideration other than services rendered.

Section 6.2 Award Agreement.

       Each restricted stock grant shall be evidenced by an award agreement that specifies the period (or periods) of restriction, the number of Shares of restricted stock granted, and such other provisions as the Committee shall determine.

Section 6.3 Transferability.

       Except as provided in this Article VI or Section 8.1, Shares of restricted stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable period of restriction or upon earlier satisfaction of any other conditions as specified by the Committee in its sole discretion and set forth in the award agreement. Subject to approval by the Committee, Shares of restricted stock may be surrendered to satisfy the exercise price of options granted to a Participant prior to the lapse of the period of restriction. However, in no event may any restricted stock vest earlier than six months following the date of its grant. Prior to the lapse of the period of restriction, the rights with respect to a Participant's restricted stock shall be available only to the Participant during his lifetime.

Section 6.4 Other Restrictions.

       The Committee (i) may impose such other restrictions on any Shares of restricted stock as it deems advisable, including without limitation restrictions based upon the achievement of specific performance goals (Company-wide, subsidiary, or business unit of the Company, and/or individual),
(ii) shall impose restrictions upon transfer of Shares after the period of restriction as may be required under applicable Federal or state securities laws, and (iii) may legend the certificates representing restricted stock to give appropriate notice of such restrictions.

Section 6.5 Removal of Restrictions.

       Except as otherwise provided in this Article VI, Shares of restricted stock shall become freely transferable by the Participant after the last day of the period of restriction. Once the restrictions on such Shares lapse, the Participant shall be entitled to have any legend that was added pursuant to
Section 6.4 removed from his Share certificate.

Section 6.6 Voting Rights.

       During the period of restriction, the Participant may exercise full voting rights with respect to his Shares of restricted stock.

Section 6.7 Dividends and Other Distributions.

       Participants holding Shares of restricted stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares while they are held during the period of restriction. The Committee shall establish in its discretion the time at which the Participant shall receive such dividends and distributions, which time may be any time from the date on which they are paid generally to stockholders to the end of the period of restriction. If any such dividends and distributions are paid in Shares, such Shares shall be subject to the same restrictions on transferability and vesting as the Shares of restricted stock with respect to which they were paid.

Section 6.8 Escrow.

       Even though the certificates evidencing Shares of restricted stock shall be issued in the name of the Participant, such certificates shall be held by the Company in escrow subject to delivery to the Participant or to the Company at such times and in such amounts as shall be directed by the Committee. Certificates evidencing whole Shares issued as a stock dividend on or split-up of Shares held in escrow shall be held in escrow on the terms set forth above. Any fractional Shares so issued and any Shares acquired by a Participant's exercise of subscription rights in respect of Shares held in escrow shall not be subject to the escrow provisions and shall be the property of the Participant.

Section 6.9 Termination of Employment.

         (a) The number of Shares of restricted stock that are vested as of the date a Participant's employment terminates shall be determined in accordance with the terms of the award agreement described in Section 6.2. The Participant's nonvested Shares of restricted stock shall vest only if the Committee determines in its sole discretion that they shall vest.

         (b) With the exception of termination of employment for Cause, the Committee in its sole discretion may provide that the restrictions shall lapse on restricted stock after termination of employment, upon such terms and provisions as it deems proper. If the Committee does not do so, the restrictions upon restricted shares shall be deemed for all purposes not to have lapsed.

                                   ARTICLE VII


                                  OTHER AWARDS


Section 7.1 Types of Awards.

         (a) In addition to awards granted under Articles V and VI, the Committee may grant under this Plan any other type of arrangement with an employee that by its terms involves or might involve the issuance of (i) Shares or (ii) a derivative security (as such term is defined in Rule 16a-1 of the Exchange Act, as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Shares or with a value derived from the value of the Shares.

         (b) Such awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, ISOs, nonqualified stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

         (c) Shares may be issued pursuant to an award for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such award.

Section 7.2 Terms and Conditions.

       Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each award granted under this Article VII, which terms and conditions may include, among other things, a provision permitting the recipient of such award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Shares or other property issuable pursuant to such award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

                  (i) the delivery of previously owned Shares (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring Shares or such other property,

                  (ii) a reduction in the amount of Shares or other property otherwise issuable pursuant to such Award, or

                  (iii) the delivery of a promissory note, the terms and conditions of which shall be determined by the Committee.


                                  ARTICLE VIII


                           TRANSFERABILITY OF AWARDS;
                               BENEFICIARY RIGHTS


Section 8.1 Transferability of Awards.

       Each ISO granted under the Plan shall not be transferable other than by will or the laws of descent or distribution. Except as otherwise set forth in the Plan, any other award under the Plan may be transferable subject to the terms and conditions as may be established by the Committee and set forth in the award agreement.

Section 8.2 Beneficiary Rights.

       To the extent permitted under the Plan and the award agreement, after a Participant's death his Beneficiary may elect within the applicable period to
(i) exercise the Participant's vested awards, (ii) have restrictions removed on restricted stock, and (iii) make such other elections and take such other actions as permitted under the Plan and the award agreement.

                                   ARTICLE IX


                                CHANGE IN CONTROL


       If a Change in Control occurs, then unless otherwise specifically prohibited by the Plan (i) any and all awards held by a Participant for at least six months shall become immediately vested and exercisable, (ii) any period of restrictions and other restrictions on restricted stock shall lapse, (iii) within ten business days after the occurrence of a Change in Control, the stock certificates representing Shares of restricted stock shall be delivered to the Participant without any restrictions or legends thereon (except such restrictions or legends that are required by Federal or state securities laws), and (iv) the Committee may modify an award as it deems appropriate prior to the effective date of the Change in Control.


                                    ARTICLE X


                                   WITHHOLDING


Section 10.1 Tax Withholding.

       The Company may deduct or withhold, or require the Participant to remit to the Company, such withholding taxes as may be required by law in connection with the Plan.

Section 10.2 Share Withholding.

       A Participant may elect, subject to the Committee's approval, to satisfy any withholding taxes incurred in connection with a transaction or event under the Plan by having the Company withhold from the Shares to be issued Shares, or by tendering to the Company Shares, having a Fair Market Value on the date in an amount sufficient to satisfy federal and state withholding taxes as required by law on the applicable transaction or event. If the Participant is subject to Rule 16b-3 of the Exchange Act, any such election must comply with the requirements, if any, of said Rule and be approved by the Committee.


                                   ARTICLE XI


                            AMENDMENT AND TERMINATION


Section 11.1 Amendment.

       The Board may amend or terminate the Plan. Any amendment, termination, or modification that (i) increases the total number of Shares that may be issued under the Plan, (ii) materially increases the cost of the Plan or the benefits to Participants, or (iii) changes the Plan provisions regarding the exercise price shall be subject to approval of the stockholders of the Company if such approval is required by the Code; Section 16 of the Exchange Act; any national securities exchange or system on which Shares are then listed, traded, or reported; or any regulatory body having jurisdiction with respect thereto.

Section 11.2 Awards Previously Granted.

       No amendment or termination of the Plan shall in any manner adversely affect any award previously granted under the Plan without the written consent of the affected Participant.

Section 11.3 Rule 16b-3.

       The Plan is intended to comply with Rule 16b-3 of the Exchange Act. If the requirements of Rule 16b-3 change, the Board may amend the Plan to comply with such changes.

                                   ARTICLE XII


                                  MISCELLANEOUS


Section 12.1 Rights of Participants.

         (a) No Participant shall, by reason of his participation in this Plan, have any interest in any specific asset or assets of the Company or a Subsidiary.

         (b) Neither the adoption of this Plan, the granting of any awards under this Plan, nor any action of the Board or the Committee in connection with the Plan shall be held or construed to confer upon any person any legal right to be continued as an officer or employee of the Company or a Subsidiary.

         (c) No Participant shall have the right to assign, pledge, encumber, or otherwise dispose of (except to a Beneficiary upon his death) any of his interest in this Plan; nor shall his interest be subject to garnishment, attachment, transfer by operation of law, or any legal process.

Section 12.2 Miscellaneous Rules.

         (a) Wherever used herein the masculine gender shall include the feminine and the singular number shall include the plural, unless the context clearly indicates otherwise.

         (b) The headings of articles and sections are included herein solely for convenience of reference, and if there is any conflict between such headings and the text of the Plan, the text shall be controlling.

         (c) To the extent not preempted by Federal law, the Plan shall be governed, construed, administered, and regulated according to the laws of the State of Hawaii.

         (d) Any transaction under the Plan involving a grant, award, or other acquisition of Shares subject to Section 16(b) of the Exchange Act shall not be effected unless exempt under Rule 16b-3 thereunder.

         (e) The Company's obligations with respect to awards granted under the Plan shall, if not otherwise covered by Article XI, be binding on any successor to the Company.

         (f) The Committee may condition any award under the Plan upon the Participant's agreement that all disputes under the Plan be settled by arbitration or another procedure prescribed by the Committee.

First Hawaiian, Inc.                                   THIS IS YOUR PROXY FORM


                                     PROXY
       PROXY SOLICITED BY THE BOARD OF DIRECTORS OF FIRST HAWAIIAN, INC.
                       ANNUAL MEETING -- APRIL 16, 1998

     The undersigned hereby appoints F. MATSUDA, R.F. McPHEE, and F.C. WEYAND, and each of them, each with full power of substitution, the proxies of the undersigned to attend the Annual Meeting of Stockholders of FIRST HAWAIIAN, INC. (the "Corporation") to be held at 9:30 o'clock A.M., Hawaiian Standard Time, on April 16, 1998 in the 30th floor Boardroom of First Hawaiian Center, 999 Bishop Street, Honolulu, Hawaii, and any adjournments thereof, and to vote at said meeting and any adjournments thereof all shares of stock of the Corporation standing in the name of the undersigned, as instructed on the reverse side, and in their judgment on any other business which may properly come before said meeting:

                (To Be Continued And Signed On The Other Side)

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                             FIRST HAWAIIAN, INC.


                                April 16, 1998





                Please Detach and Mail in the Envelope Provided


A [X] Please mark your
      votes as in this
      example.


                 FOR all
             nominate listed      WITHHOLD
                at right         AUTHORITY
1. ELECTION       [  ]             [  ]        Nominee:   Julia Ann Frohlich
   OF                                                     John A. Hoag
   DIRECTORS                                              Bert T. Kobayashi, Jr.
*(INSTRUCTIONS: To withhold authority to vote             Fred C. Weyand
 for any individual nominee write that nominee's          Robert C. Wo
 name in the space provided below.)


--------------------------------------------------

                                                       FOR     AGAINST   ABSTAIN
2. Fix the total number of Directors at fifteen.       [  ]      [  ]      [  ]

3. Proposal to approve the 1998 Stock Incentive Plan.  [  ]      [  ]      [  ]

4. Proposal to approve the election of Coopers &       [  ]      [  ]      [  ]
   Lybrand L.L.P. as Auditor.

This proxy will be voted as directed, but if no direction is specified, it will be voted FOR Proposals 1, 2, 3 and 4.







SIGNATURE                   DATE          SIGNATURE                   DATE
         ------------------      --------           -----------------    -----
                                                     IF HELD JOINTLY
NOTE: Stockholder(s) should sign above exactly as name(s) appears hereon. But minor discrepancies in such signatures shall not invalidate their proxy; if more than one Stockholder, all should sign.